Exhibit 10.1

IMMUNOGEN, INC.

AMENDMENT TO STOCK OPTION AGREEMENTS

This AMENDMENT is to the Stock Option Agreements listed in Exhibit A attached hereto (collectively, the “Option Agreements”) between ImmunoGen, Inc., a Massachusetts corporation (the “Company”), and Daniel M. Junius (“Optionee”).

WHEREAS, the Company has adopted the 2006 Employee Director and Consultant Equity Incentive Plan (the “2006 Plan”), to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its affiliates;

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the 2006 Plan;

WHEREAS, Optionee was granted ISOs and Non-Qualified Options under the 2006 Plan (the “Affected Options”), which in the aggregate are covered by the Option Agreements;

WHEREAS, on April 4, 2016 Optionee notified the Company of his decision to retire as an employee of the Company, and in connection with said retirement, the Compensation Committee of the Board of Directors, as Administrator of the 2006 Plan, authorized the modification of certain terms of the Option Agreements such that the Affected Options will continue to vest and be exercisable in accordance with their terms for so long as Optionee remains either an employee or director of the Company provided that Optionee agrees to these changes;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Option Agreements are hereby amended as follows:

1.             Anything contained in the Option Agreements to the contrary notwithstanding, and subject to the terms set forth in this Amendment: (a) all of the unvested shares covered by the Affected Options that were originally granted as ISOs shall continue to vest in accordance with the vesting schedules set forth in the Option Agreements for such time as Optionee remains an employee or director of the Company; and (b) all references to employment of the Optionee by the Company shall include the Optionee’s employment by the Company or service as a director such that the Affected Options shall continue to be exercisable in accordance with the terms of the Option Agreements until the earliest of (i) their original expiration date (i.e., ten years from the date of grant), (ii) the expiration of the period of time following cessation of service for Cause or by reason of Death or Disability, if applicable, as is currently set forth in the Option Agreements, or (iii) one year after the date Optionee ceases to be an employee or director of the Company (the “End of Service Date”) for any reason other than for Cause.  In the event of clause (iii), the Affected Options shall be exercisable to the extent that they have become exercisable but have not been exercised as of the End of Service Date.

2.             The foregoing notwithstanding, in accordance with Section 422 of the Code, Affected Options that were originally granted as ISOs shall automatically convert into and be deemed Non-Qualified Options as of the Effective Date (as defined below).

3.             Except as set forth above, the Option Agreements shall remain in full force and effect and subject to its terms and conditions as set forth therein.  This Amendment, together with the Option Agreements, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement not expressly set forth in this Amendment shall affect or be used to interpret, change or restrict, the express terms and provisions of this Amendment.

4.             This Amendment shall become effective at the time Optionee’s retirement as an employee becomes effective (the “Effective Date”).

IN WITNESS WHEREOF, the Company and Optionee have caused this Amendment to be executed.

IMMUNOGEN, INC.

	By:	/s/ Ellie Harrison
	Name:	Ellie Harrison
	Title:	Vice President and Chief Human Resources
Officer

AGREED TO AND ACCEPTED:

/s/ Daniel M. Junius
Daniel M. Junius

EXHIBIT A

TO

AMENDMENT TO STOCK OPTION AGREEMENTS

List of Option Agreements Covering Affected Options

ISOs

Incentive Stock Option Agreement for award granted on January 1, 2009	(40,499 shares)
Incentive Stock Option Agreement for award granted on July 22, 2011	(6,578 shares)
Incentive Stock Option Agreement for award granted on July 20, 2012	(6,317 shares)
Incentive Stock Option Agreement for award granted on July 16, 2013	(5,257 shares)
Incentive Stock Option Agreement for award granted on July 17, 2014	(9,267 shares)
Incentive Stock Option Agreement for award granted on July 13, 2015	(5,980 shares)

Non-Qualified Options

Non-Qualified Stock Option Agreement for award granted on June 12, 2007	(62,669 shares)
Non-Qualified Stock Option Agreement for award granted on June 11, 2008	(46,667 shares)
Non-Qualified Stock Option Agreement for award granted on January 1, 2009	(148,019 shares)
Non-Qualified Stock Option Agreement for award granted on July 24, 2009	(167,000 shares)
Non-Qualified Stock Option Agreement for award granted on July 23, 2010	(180,000 shares)
Non-Qualified Stock Option Agreement for award granted on July 22, 2011	(173,422 shares)
Non-Qualified Stock Option Agreement for award granted on July 20, 2012	(173,683 shares)
Non-Qualified Stock Option Agreement for award granted on July 16, 2013	(199,743 shares)
Non-Qualified Stock Option Agreement for award granted on July 17, 2014	(195,733 shares)
Non-Qualified Stock Option Agreement for award granted on July 13, 2015	(199,020 shares)